UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2017

DELCATH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, Suite 22C, New York, New York

(Address of principal executive offices)

10019

(Zip code)

(212) 489-2100

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On November 15, 2017, Delcath Systems, Inc. (the “Company”) entered into exchange agreements (“Exchange Agreements”) with each of the two investors from its June 2016 private placement of senior secured convertible notes as contemplated by that certain Securities Purchase Agreement, dated June 6, 2016, by and among the Company and such investors. As of November 15, 2017, those investors held $11,157,970 aggregate principal amount of investor notes (the “Investor Notes”), including (a) such aggregate principal amount of the Investor Notes as set forth on the signature page of the Investor hereto that does not include Restricted Principal as of the date hereof and all accrued and unpaid interest under the Investor Notes (such portion of the Investor Notes, the “Unrestricted Investor Notes”) and such aggregate principal amount of the Investor Notes as set forth on the signature page of the investors hereto that solely consists of Restricted Principal as of the date hereof (such portion of the Investor Notes, the “Restricted Investor Notes”). On November 15, 2017, the Company authorized a new series of senior secured convertible notes of the Company, in the aggregate original principal amount as set forth above (the “Exchange Notes”), which Exchange Notes shall be convertible into shares of Common Stock in accordance with the terms of the Exchange Notes. Subject to the terms and conditions of the Exchange Agreements, the Company and the investors exchanged (the “Exchange”) the Unrestricted Investor Notes for (a) $10,562,425 aggregate principal amount of the Exchange Notes (the “New Notes”, and the shares of Common Stock issuable pursuant to the terms of the New Notes, including, without limitation, upon conversion or otherwise, collectively, the “New Conversion Shares”) and (b) warrants to purchase an aggregate of 7,000,000 shares of Common Stock (the “New Warrants”, as exercised, the “New Warrant Shares”). The New Conversion Shares and the New Warrant Shares are collectively referred to herein as the “New Underlying Securities” and, together with the New Notes and the New Warrants, the “New Securities”.

The New Notes bear the following terms:

•	The New Notes do not bear interest except upon the occurrence of an event of default upon which the interest rate is 15% per annum.

•	The initial conversion price is $1.50 per share for an optional conversion and at any time, an investor may instead engage in an alternate conversion for which the conversion price is 82% (75% if an event of default) of the lowest vwap for the Company’s common stock on the three trading days prior to and including the date of the conversion. All conversions attributable to the Restricted Notes shall be converted at the lower of the optional conversion price and the alternate conversion price, then in effect.

•	The obligation to prepay the Notes is extended to March 31, 2018, except in the case of an event of default or change in control.

•	Assuming equity conditions as stated in the New Notes are met, the investors will consent to release cash to the Company from the existing controlled accounts upon conversion of the New Notes.

•	The New Notes contain provisions waiving Section 8 of the Restricted Investor Notes, including, without limitation, any requirements for the Company to effect installment conversions or redemptions.

•	The New Notes contain customary and usual terms including but not limited to, events of default upon failure to trade on an eligible market, failure to timely deliver shares upon conversion, failure to maintain converted share reserve, for conversions, failure to make payments thereunder when due, failure to remove legends, cross defaults to other indebtedness, bankruptcy and the like, and any material adverse effect in the Company’s financial condition, as well as remedies and negative covenants substantially similar to those in the Investor Notes.

The New Warrants bear the following terms:

•	The Warrants will be exerciseable for five years from the date of issuance.

•	The initial exercise price of the warrants is 115% of the closing bid price of the Company’s common stock as of the trading day ended immediately prior to the time of execution of the Exchange Agreement.

•	The Warrants contain full antidilution ratchet protection from lowered price securities issuances subsequent to the date of issuance for six months from the date of issuance and most favored nations protection for a year from the date of issuance.

•	The Warrants are exercisable on a cashless basis to the extent at any time commencing on the one year anniversary of the date of issuance the issuance of underlying securities is not covered by an effective registration statement.

•	To the extent the investors elect to apply any amounts in their controlled accounts to the balances of the New Notes, the number of shares into which the applicable New Warrant is exercisable shall be reduced by a formula set forth in the New Warrants.

The New Notes and the New Warrants were issued in transactions exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and the New Notes and New Warrants were also issued in compliance with Section 3(a)(9) thereunder such that for Rule 144 purposes the holding period for the New Notes and New Warrants (for cashless exercises only) and Underlying Securities may be tacked onto the holding period of the Unrestricted Investor Notes.

Item 3.02.	Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Exchange Agreement

10.2	Form of Note

10.3	Form of Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELCATH SYSTEMS, INC.

Date: November 16, 2017	By:	/s/ Jennifer Simpson
	Name:	Jennifer Simpson
	Title:	President and Chief Executive Officer